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                                                                      EXHIBIT 23
                                                                      ----------



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration on Form S-8 of our report dated February 5, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Stockholders of Baxter International Inc., which is incorporated by reference in Baxter International Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 5, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
October 1, 1999

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